Exhibit 99.7

May 24, 2017

OncoGenex Pharmaceuticals, Inc.

19820 North Creek Parkway

Bothell, Washington 98011

Consent to Reference in Proxy Statement/Prospectus/Information Statement

OncoGenex Pharmaceuticals, Inc. (the “Company”) is filing a Registration Statement on Form S-4 (Registration No. 333-216961) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Donald Joseph
Name: Donald Joseph